UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2014

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (508) 756-1212

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Lawsuit Settlement

On June 4, 2014, Advanced Cell Technology, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with each of Gary D. Aronson (“Aronson”), John S. Gorton, individually and as trustee of the John S. Gorton Separate Property Trust dated March 3, 1993 (“Gorton”), herronlaw apc, attorneys for Aronson (“Herron”), Miller and Steele LLP, attorneys for Gorton (“Miller/Steele”) and Michael A. Bourke, attorney for both Aronson and Gorton (“Bourke”). The Settlement Agreement relates to previously disclosed lawsuits filed against the Company by each of Aronson and Gorton in August 2011 in the United States District Court for the District of Massachusetts claiming that the Company breached an anti-dilution provision contained in warrants held by each of Aronson and Gorton as a result of certain transactions between the Company and other third-party investors.

Pursuant to the Settlement Agreement, in exchange for dismissal by Aronson and Gorton of the pending and non-consolidated lawsuit with prejudice within five business days of the execution of the Settlement Agreement and a mutual release of claims, the Company agreed that it would, within the five business days following the effective date of the Settlement Agreement:

•	Issue to Aronson 269,766,667 shares of the Company’s common stock;

•	Issue to Gorton 33,133,333 shares of the Company’s common stock; and

•	Issue 68,266,667 shares of the Company’s common stock to Herron, 8,533,333 shares of the Company’s common stock to Miller/Steele, and 4,300,000 shares of the Company’s common stock to Bourke, in each case as payment in full satisfaction of any purported obligation on the part of the Company to pay any legal fees incurred by each of Aronson and Gorton in connection with their respective enforcement of the terms of their warrants.

In addition, Aronson and Gorton have each agreed to a one-year standstill provision that prevents Aronson and Gorton from the following, subject to certain exceptions: acquiring, seeking to acquire or causing to be acquired the Company’s assets or securities; soliciting proxies in an attempt to influence the voting of the Company’s securities by other holders; forming a group with other third parties for the purposes of voting the Company’s securities; arranging or proposing an acquisition of the Company’s securities or assets; otherwise proposing a merger or similar business combination transaction; announcing or disclosing an intention to undertake any of the foregoing; or assisting or encouraging others to do any of the foregoing.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

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Item 3.02 Unregistered Sale of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The shares of common stock that the Company has agreed to issue to Aronson, Gorton, Herron, Miller/Steele and Bourke will be issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Settlement Agreement, dated as of June 3, 2014 by and among Advanced Cell Technology, Inc. and Gary D. Aronson, John S. Gorton, individually and as trustee of the John S. Gorton Separate Property Trust dated March 3, 1993, herronlaw apc, Miller and Steele LLP, and Michael A. Bourke.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Cell Technology, Inc.

Date: June 6, 2014	By:	/s/ Edward Myles
Edward Myles Interim President, Chief Operating Officer & Chief Financial Officer

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Exhibit Index

Exhibit	Description

10.1	Settlement Agreement, dated as of June 3, 2014 by and among Advanced Cell Technology, Inc. and Gary D. Aronson, John S. Gorton, individually and as trustee of the John S. Gorton Separate Property Trust dated March 3, 1993, herronlaw apc, Miller and Steele LLP, and Michael A. Bourke.

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